UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERIGROUP CORPORATION
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This filing consists of the following:

•	Email distributed to all associates of Amerigroup Corporation on September 18, 2012

Tuesday, Sept. 18, 2012

Welcome to the Biweekly Update, your source for the latest news regarding the WellPoint-Amerigroup integration planning.

Where We Are – News and Activities

Since publication of the last Biweekly Update, function integration planning teams have taken the lead in documenting each company’s key business practices, software capabilities and business metrics. The goal is to understand what common approaches and resources exist between the companies and what must be done to bring them together.

Also, thanks to those who have submitted questions and comments to Biweekly Update. We realize there are many questions about the integration. It is important to recognize that while we expect to make as many decisions as possible – as quickly as possible – many important questions cannot be answered now and may not be answered until after the closing. As we proceed, it’s important that associates keep focused and working hard to take care of those who depend upon us daily.

Frequently Asked Questions

Strategy

1.	What competitive advantages do we believe the WellPoint-Amerigroup integration will provide in the marketplace?

This combination brings together two premier organizations with a common goal of creating better health care quality at more affordable prices for customers. The integration advances the companies’ capabilities to more effectively and efficiently serve the growing Medicaid population, includes the expanding dual eligible market, along with seniors and persons with disabilities (SPD), and those requiring long-term services and support markets (LTSS).

Increasingly, states are looking to managed care for more support to effectively operate their Medicaid programs. Additionally, the dual eligible, Medicaid SPD and LTSS markets present significant opportunities to increase value throughout the entire Medicaid system, especially for people who are dealing with chronic or highly acute medical conditions. Amerigroup’s deep experience in market-leading LTSS programs, along with the services and care management model delivered by WellPoint’s CareMore subsidiary to chronically ill and frail members, is expected to boost the quality of care for these members while holding down cost increases.

The state health insurance exchanges also represent a large growth area that will benefit from the integration. By providing the opportunity to build on the strengths of both companies and fundamentally meet a changing landscape in the health insurance industry, the integration will help advance our ability to meet this market’s needs through innovation, high quality and a customer-first perspective.

2.	What will be our overall market presence once the companies are merged?

Upon completion of the integration, WellPoint, with its affiliated Medicaid plans, will serve more than 4.5 million beneficiaries of state-sponsored health care programs. The combined organization’s Medicaid footprint will include 19 states. The company will also have a presence in 13 states with significant near-term dual eligible managed care opportunities, including California, Georgia, New York and Ohio, which combine for $105 billion in annual dual eligible spending alone.

Business and Operations

1.	When will we learn more about how teams and individual positions may change as part of the integration?

The Steering Committee is discussing high-level operating model and organizational structure options in preparation for the transaction’s close. Organizational announcements will occur before and after the transaction’s close, which is planned to occur before the end of this year.

2.	What will happen to Amerigroup’s stock?

Upon closing, WellPoint is acquiring all outstanding Amerigroup stock at the proposed price of $92 per share. At that time, all outstanding Amerigroup stock will be held by WellPoint, and Amerigroup stock will no longer be publicly traded.

3.	What is the future of each company’s Medicare business?

Medicare and dual eligible markets offer an important opportunity for future growth. The Steering Committee is evaluating the most effective organizational and functional approach to ensure we are successful in the Medicare market. The combination of the people and capabilities of both companies to manage the Medicare business has been identified as a valuable component. The Steering Committee will share decisions and milestones related to the company’s Medicare business as reached.

Human Resources

1.	During the integration planning process, are Amerigroup and WellPoint associates able to apply for jobs at each respective company?

For now, the hiring practices of the two companies remain the same as prior to the announcement of the proposed acquisition. Following the close of the transaction, Human Resources will establish a process to allow associates to explore career opportunities within the new organization. More detailed information will be provided after the transaction is complete.

2.	Will Amerigroup associates have the same benefits as WellPoint associates when the acquisition is complete?

No immediate changes to the benefits of Amerigroup associates are planned at the close of the transaction. Both companies currently offer a competitive and attractive suite of benefits and will work together on developing an integrated Total Rewards program that will be shared well in advance of any potential changes.

3.	Following the acquisition, will Amerigroup associates be recognized for tenure with respect to employee benefits?

Yes, WellPoint will recognize Amerigroup associates’ years of service for benefits eligibility and participation.

Facilities

1.	Amerigroup has a new facility – the Concourse Building – near its headquarters in Virginia Beach. Will plans continue to shift some Amerigroup teams into that facility later this year?

Yes – as communicated previously within Amerigroup, the departments involved in relocating to the Concourse facility will continue to do so.

Questions?

Please feel free to submit your questions to WLPAGPupdates@amerigroup.com.

Where to Find More

The latest materials about the merger can be found on our Heartbeat home page or by clicking directly to the update page.

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Forward-Looking Statements and Solicitation Legends

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Amerigroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in Amerigroup’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as amended. Amerigroup cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Amerigroup undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup filed a definitive proxy statement with the SEC on August 30, 2012. Amerigroup and WellPoint may file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION IN ITS ENTIRETY AND TO READ ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement was mailed to Amerigroup’s stockholders on or about August 31, 2012. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012, and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012, and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction is contained in the definitive proxy statement filed by Amerigroup with the SEC on August 30, 2012.

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